Exhibit 99.2

BioSpecifics Technologies Corp. Announces Positive Top-line
Data from XIAFLEX®Multicord Phase IIIb Study

- Results showed comparable improvement in joint contracture and range of motion to single injection in previous studies –

- Partner Auxilium expects to submit sBLA – first quarter of 2014 -

LYNBROOK, NY – November 18, 2013 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first-in-class collagenase-based products marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. and XIAPEX® in the EU, today announced positive results from the open label, Phase IIIb MULTICORD (Multiple Treatment Investigation of Collagenase Optimizing the Resolution of Dupuytren’s) study evaluating XIAFLEX for the concurrent treatment of adult Dupuytren's contracture patients with multiple palpable cords. The study demonstrated that two concurrent injections of XIAFLEX in patients with multiple Dupuytren’s contractures resulted in comparable improvement in joint contracture and range of motion to those seen in previous studies when XIAFLEX was administered as single injections, 30 days apart. Adverse event (AE) rates were also comparable to single injection administration 30 days apart.

This study was conducted by BioSpecifics’ partner Auxilium Pharmaceuticals, Inc. (Auxilium) and is the largest interventional clinical study for the treatment of Dupuytren’s contracture to date. Based on these results along with those from earlier MULTICORD studies, Auxilium expects to submit the planned supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) in the first quarter of 2014 seeking expansion of the labeling for the concurrent treatment of multiple palpable cords.

“A significant percentage of Dupuytren’s contracture patients have multiple palpable cords in their hand so this is an important study as a potential therapeutic advancement for XIAFLEX,” commented Thomas L. Wegman, President of BioSpecifics. “We’re also looking forward to further value-creating events in 2013 for the XIAFLEX label and progression of our CCH pipeline, including the upcoming PDUFA date for the sBLA in Peyronie’s disease, the expected initiation of a later stage trial in frozen shoulder as well as the anticipated announcement of top-line data from our proprietary CCH programs in human and canine lipomas.”

In this global, multicenter open label Phase IIIb multicord study, 715 patients received two concurrent injections of 0.58 mg of XIAFLEX into cords of two affected joints in the same hand. The study found that concurrent injections of XIAFLEX reduced total fixed flexion contracture by an average of 74.4 percent and improved the total range of motion by a combined average 66.6 degrees. Hand functionality as measured by the URAM (Unité Rhumatologique des Affections de la Main) scale, a 9-item validated scale developed to assess functional outcome of patients suffering from Dupuytren’s disease, improved an average of 12.3 points. The estimated clinically important change of the URAM scale is 2.9 points.

The timing of the finger extension procedure was also examined in this study. XIAFLEX injection is currently followed by the finger extension procedure at 24 hours when needed. In MULTICORD, finger extension was performed at 24, 48 or 72 hours. There was no difference in the efficacy or safety profile based upon finger extension times.

The most common treatment-related AEs reported in this study were mild or moderate and consistent with those seen in the Phase III clinical studies utilizing single injections. The most common were swelling, contusion and pain in extremity. Six treatment related or possibly treatment related serious adverse events (SAEs) were observed, including one tendon rupture, one case of serious allergic reaction / possible anaphylaxis, one case of post procedural hemorrhage, one case of lymphangitis, one case of deep vein thrombosis/pulmonary embolism and one case of post injection malaise, swelling and pain.

These results follow positive results reported by Auxilium from a previous Phase IIIb study conducted at eight sites throughout the U.S. and Australia in 60 adult Dupuytren’s contracture patients with multiple palpable cords. Data from this trial showed that at 30 days, 60% of all joints, 76% of metacarpophalangeal and 33% proximal interphalangeal joints achieved clinical success (defined as joint correction to 0 to 5 degrees) following this single injection when two 0.58 mg doses of XIAFLEX were administered concurrently into the same hand.

Research conducted by SDI Health, LLC estimates that 35 to 40% of annual Dupuytren's surgeries in the U.S. are performed to treat two or more cords concurrently.

About Dupuytren's Contracture

Dupuytren's contracture is caused by an abnormal accumulation of collagen in the palm of the hand characterized by the formation of nodules or lumps in the early stages. As the disease progresses, a cord is formed and the fingers may become progressively contracted.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is currently marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord in the palm by BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium). Actelion Pharmaceuticals Ltd. has the marketing rights for XIAFLEX for the treatment of Dupuytren’s contracture in Canada, and Swedish Orphan Biovitrum AB markets CCH as XIAPEX® (the EU tradename for CCH) for the treatment of Dupuytren’s contracture in 71 Eurasian and African countries. Under the Prescription Drug User Fee Act (PDUFA), the FDA has set an action date of December 6, 2013 for CCH for the additional indication of Peyronie’s disease. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is testing CCH for frozen shoulder syndrome and expects to initiate next stage trials in the fourth quarter of 2013. Auxilium is also testing CCH as a treatment for cellulite in a Phase 2a study. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas, both of which are in Phase 2 trials, and expects to report top-line data from these trials in the fourth quarter of 2013. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements". The forward-looking statements include statements concerning, among other things, the timing for submitting an sBLA for a potential label expansion in the Dupuytren’s contracture indication; the PDUFA date for the Peyronie’s disease indication; the timing for reporting top-line data from BioSpecifics’ Phase 2 trials of CCH in human and canine lipoma; the timing of the initiation of a later stage study of CCH for frozen shoulder syndrome; and the size of the market for a given indication and the extent to which such indication is promising. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "anticipate," "plan," "estimate," "likely," "may," "will," "could," "continue," "project," "predict," "goal," the negative or plural of these words, and other similar expressions. These forward-looking statements are our predictions based on our current expectations and our projections about future events. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the ability of Auxilium and its partners to achieve their respective objectives for CCH in their applicable territories; the uncertainties inherent in the initiation of future clinical trials; Auxilium or any of its partners modifying their respective objectives and/or allocating resources other than to CCH; the potential market for CCH in a given indication being smaller than anticipated; the potential of CCH to be used in additional indications and the initiation, timing and outcome of clinical trials of CCH for additional indications; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; and other risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, and our Current Reports on Form 8-K filed with the SEC. All forward-looking statements included in this release are made as of the date hereof, and we assume no obligation to update these forward-looking statements.

Contact:
BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com